SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                       Securities and Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant to Section 240.14a-12


                             VALLEY NATIONAL BANCORP

                (Name of Registrant as Specified in Its Charter)


                                       N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

                                       N/A


2) Aggregate number of securities to which transaction applies:

                                       N/A


3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A


4) Proposed maximum aggregate value of transaction:

                                       N/A


5) Total fee paid:

                                       N/A


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:


                                       N/A


3) Filing Party:

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4) Date Filed:

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On September 6, 2000, Valley National Bancorp  ("Valley") and Merchants New York
Bancorp, Inc. ("Merchants") issued a joint press release which reported that Valley and Merchants had entered into an Agreement and Plan of Merger, dated September 5, 2000 under which Merchants will be merged with and into Valley and The Merchants Bank of New York will be merged with and into Valley National Bank.

Valley   and   Merchants   will  be   filing   with   the  SEC  a  joint   proxy
statement-prospectus with respect to solicitation of proxies of their stockholders to approve the proposed merger and Valley will be filing a registration statement with respect to the common stock to be issued in the merger. Investors and security holders are advised to read the joint proxy statement-prospectus and the registration statement, when each of these documents becomes available, because each of them will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement-prospectus and the registration statement (when available) and other documents filed by Valley or Merchants with the SEC at the SEC's Internet web site at www.sec.gov. The joint proxy statement-prospectus and the registration statement (when available) and such oher documents filed by Valley with the SEC will be available free of charge by contacting Valley National Bancorp, 1455 Valley Road, Wayne, NJ 07474, Attention: Dianne Grenz, telephone:
(973) 305-3380. Documents filed with the SEC by Merchants will be available free of charge by contacting Merchants New York Bancorp, Inc., 275 Madison Avenue, New York, NY 10016, Attention: Corporate Secretary, telephone (212) 973-6600. Shareholders and investors should read the joint proxy statement-prospectus carefully when it becomees available before making any voting or investment decisions.


CERTAIN INFORMATION CONCERNING PARTICIPANTS


Valley and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Valley stockholders to approve the merger. Valley's board of directors is composed of Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Harold P. Cook, III, Austin C. Drukker, Graham O. Jones Walter H. Jones, III, Gerald Korde, Gerald H. Lipkin, Joleen Martin, Robert E. McEntee, Richard S. Miller, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer and Joseph L. Vozza. Valley's executive officers who are not also directors include Alan D. Eskow, Jack M. Blackin, Peter Crocitto, Robert Meyer and Peter John Southway. These directors and executive officers may be deemed to be beneficial owners of shares of Valley common stock as follows: Andrew B. Abramson, 128,851 shares (0.21%); Jack M. Blackin, 14,154 shares (0.02%); Pamela Bronander, 5,736 shares (0.01%); Joseph Coccia, Jr., 266,377 shares (0.44%); Harold P. Cook, III, 36,457 shares (0.06%);
Peter Crocitto, 64,392 shares (0.11%); Austin C. Drukker 112,628 shares (0.19%); Alan D. Eskow 28,258 shares (0.05%); Graham O. Jones, 750,741 shares (1.25%); Walter H. Jones III, 749,519 shares (1.25%); Gerald Korde, 1,052,730 shares (1.76%); Gerald H. Lipkin, 359,914 shares (0.60%); Joleen Martin, 127,537 shares (0.21%; Robert E. McEntee, 57,207 shares (0.10%); Robert Meyer, 240,515 shares (0.40%); Richard S. Miller, 43,026 shares (0.07%); Robert Rachesky, 260,431 shares (0.43%); Barnett Rukin, 31,056 shares (0.05%); Peter Southway, 268,950 shares (0.45%); Peter John Southway, 76,027 shares (0.13%); Richard F. Tice, 189,915 shares (0.32%); Leonard Vorcheimer, 41,966 shares (0.07%); Joseph L. Vozza, 44,553 shares (0.07%). Collectively, Valley's directors and executive officers may be deemed to beneficially own 8.68% of Valley's outstanding shares of common stock. This ownership information is as of September 7, 2000.